Exhibit 10.1

                                 LOAN AGREEMENT

     AGREEMENT dated this 15th day of FEBRUARY, 2007, by and between PEOPLES EDUCATIONAL HOLDINGS, INC., a Delaware corporation with a mailing address of 299 MARKET STREET, SADDLE BROOK, NJ 07663 ("Borrower"), and SOVEREIGN BANK, a corporation authorized to do business in Pennsylvania with an office at 1500 MARKET STREET, PHILADELPHIA, PA 19102 ("Bank").

                                   BACKGROUND

     Borrower desires to borrow from Bank and Bank is willing to loan to Borrower, subject to the terms and conditions set forth herein, up to an aggregate sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00). In connection therewith, Bank has issued its commitment letter dated FEBRUARY 2, 2007 to Borrower.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties agree as follows:

     1. THE LOANS.

     (a) Amount. Bank shall make to Borrower (i) a term loan, in the stated principal amount of $10,000,000.00 (the "Term Loan") and (ii) a revolving credit loan (the "Revolving Loan"), in an amount of up to $10,000,000.00 (the "Revolving Loan Commitment"); (each a "Loan" and together the "Loans"), all in accordance with and subject to the terms and conditions set forth herein. Bank will permanently reduce the Revolving Loan Commitment in minimum increments


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of $1,000,000.00 upon receiving written request from Borrower.

     (b) Loan Documents.

     (i) Borrower's obligation to repay the Loans and any other sums loaned to Borrower by Bank is evidenced by Borrower's promissory notes dated this date in the principal amount of $10,000,000.00 and $10,000,000.00, respectively (each
Note individually referred to the "Note" and collectively the "Notes"), providing for payment as set forth therein.

     (ii) To secure Borrower's obligations under this Agreement and the Notes, Borrower agrees to execute and deliver to Bank or cause to be executed and delivered to Bank, as the case may be, the following:

     (A) a Security Agreement (the "Security Agreement") covering substantially all of Borrower's and Guarantor's personal property, including all personal property now owned or hereinafter acquired or arising (collectively, the "Collateral");

     (B) such agreements, financing statements, continuation statements and other security instruments as Bank shall reasonably require in order to create a valid and perfected first priority security interest in all personal property now owned or hereafter acquired by Borrower;

     (C) a guaranty and suretyship agreement ("Guaranty") executed by PEOPLES EDUCATION, INC. ("Guarantor") in favor of Bank pursuant to which the Guarantor guarantees and becomes surety for all payment, performance and other obligations of Borrower in connection with the Loans; and

     (D) A pledge agreement (the "Pledge Agreement") of the Guarantor's corporate stock owned by Borrower.

     (iii) Borrower agrees to execute and deliver such additional documents and instruments as Bank shall reasonably require in order to perfect Bank's security interest in any of the foregoing


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property. The Notes, the Security Agreement, the Guaranty, the Pledge Agreement,
ANY HEDGING CONTACT (AS DEFINED HEREIN), all financing statements and other documents and instruments referred to above (all of which, together with this Agreement, are herein collectively referred to as the "Loan Documents") shall be in form and substance satisfactory to Bank, and all necessary filing and recording fees with respect thereto shall be paid by Borrower.

     2. Representations and Warranties. Borrower hereby represents and warrants to Bank (which representations and warranties shall survive until the Loans have been paid in full) that:

     (a) Formation; Existence; Composition. Borrower and Guarantor are corporations duly formed and validly existing under the laws of the State of DELAWARE and have the power and authority to own and operate their properties.

     (b) Power and Authority; Authorization; Enforceability. Borrower and Guarantor have full power, authority and legal right to execute, deliver and comply with the Loan Documents to which each is a party and any other document or instrument relating to the Loans to be executed by either of them, all actions of Borrower and Guarantor and other authorizations necessary or appropriate for the execution and delivery of and compliance with the Loan Documents and such other documents and instruments have been taken or obtained and, upon their execution, the Loan Documents and such other documents and instruments shall constitute the valid and legally binding obligations of Borrower and Guarantor, as the case may be, enforceable against Borrower or Guarantor in accordance with their respective terms.

     (c) Consents/Approval of Loan Documents. No consent, approval or other authorization of or by any court, administrative agency or other governmental authority is required in connection with Borrower's execution and delivery of or compliance with any of the Loan Documents.

     (d) Conflict; Breach. Borrower's and Guarantor's execution and delivery of and


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compliance with the Loan Documents relating to the Loans will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other document or instrument to which Borrower or the Guarantor is a party or by which either is bound, and such action by Borrower and Guarantor will not result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower and Guarantor in favor of anyone other than Bank.

     (e) Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower and Guarantor, threatened against or affecting Borrower and Guarantor or the Collateral before or by any court, administrative agency or other governmental authority, or which brings into question the validity of the transactions contemplated hereby.

     (f) Financial Statements. The financial statements of Borrower, copies of which have been furnished to Bank, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately reflect in all material respects the financial condition of Borrower and Guarantor as of and for the period shown therein, and there has been no material adverse change in the financial condition or business of Borrower and Guarantor since the date thereof.

     (g) Tax Returns. Any and all federal, state and local income tax returns required to have been filed by Borrower and Guarantor as of the date hereof, have been filed, and all taxes reflected upon any such tax returns, all past due taxes, interest and penalties and all estimated payments required to be paid have been paid.

     (h) Title to Collateral. Borrower has good and marketable title to the Collateral, subject to no lien, charge or encumbrance other than Permitted Liens (as defined in the Security Agreement).


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     (i) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (j) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (k) Bankruptcy; Insolvency. Neither Borrower nor the Guarantor, as the case may be, has applied for or consented to the appointment of a receiver, trustee or liquidator of itself or any of its or property, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by it for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or the Guarantor or all or a substantial part of the assets of Borrower or the Guarantor, or appointing a receiver, sequestrator, trustee or liquidator of Borrower or the Guarantor or any of the property of Borrower or the Guarantor.

     (l) Other Loan Facilities. Neither Borrower nor Guarantor will have, after the date hereof, any other loan facilities with or from any other entity.

     3. Covenants. Borrower covenants and agrees that, until the Loans have been paid in full:

     (a) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (b) Additional Financing. Borrower shall not incur any additional indebtedness without the prior consent of Bank.

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     (c) Status of Title to Property. Except as permitted under the Security
Agreement, Borrower shall not create or permit to exist any lien, encumbrance or security interest in favor of any third party with respect to the Collateral and Borrower shall keep all Collateral free from any such lien or security interest other than those created in favor of Bank pursuant to the Loan Documents and liens for taxes not yet due and payable.

     (d) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (e) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

     (f) Financial Statements. Within forty-five (45) days after the end of each fiscal year, Borrower shall furnish to Bank its management prepared financial statements for such fiscal year, consisting of a consolidated balance sheet, statement of income, retained earnings and cash flow together with a certificate of compliance ("Certificate of Compliance") in a form acceptable to Bank from the Chief Executive Officer, President, or Chief Financial Officer of Borrower. Within forty-five (45) days after the end of each fiscal quarter, Borrower and Guarantor shall furnish to Bank their management prepared financial statements for such fiscal quarter, consisting of a consolidated balance sheet, statement of income, retained earnings and cash flow together with a Certificate of Compliance from the Chief Executive Officer, President, or Chief Financial Officer of Borrower. Within One hundred twenty (120) days after the end of each fiscal year, Borrower and Guarantor shall furnish to Bank a Certificate of Compliance from the Chief Executive Officer, President, or Chief Financial Officer of Borrower together with the financial statements of Borrower and Guarantor for such fiscal year, consisting of a consolidated balance sheet, statements of income, retained earnings and cash flow which shall all (i) be prepared and audited by an independent certified public accountant ("Accountant") approved by Bank and accompanied by the Accountant's unqualified opinions thereto, (ii) shall be prepared in

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accordance with accounting principals generally accepted in the United States,
(iii) shall be in a form reasonably satisfactory to Bank and (iv) shall be certified as true and correct by the Chief Executive Officer, President, or Chief Financial Officer of Borrower. Within One hundred twenty (120) days after the end of each fiscal year, Borrower and Guarantor shall furnish to Bank any management letters addressed from the Accountant to Borrower or Guarantor. Concurrent with the delivery of every financial statement described herein, and any other time that Bank may reasonably request, Borrower and Guarantor shall provide their budget/forecasts.

     (g) Tax Returns. Within thirty (30) days after filing with the respective taxing authorities, Borrower shall furnish to Bank copies of all of Borrower's income tax returns for such fiscal year which shall be certified by an officer of Borrower as true and correct copies of such returns as actually filed.

     (h) Principal Office. Borrower shall maintain its principal office and/or the office where it keeps its books and records in the same location.

     (i) Books and Records. Borrower shall keep complete and accurate books and records in accordance with generally accepted accounting principles consistently applied. Borrower shall furnish to Bank all such written information relating to its affairs as may be reasonably requested in writing by Bank from time to time.

     (j) Audit. Bank shall have the right at any time and from time to time, upon at least five (5) days prior written notice and during regular business hours, at Bank's expense, to audit the books and records of Borrower and Borrower shall make available for any such audit all books, records and other information that Bank may reasonably request for such purpose and to cooperate fully with Bank in connection therewith. At no time during any such audit shall Bank unreasonably interfere with Borrower's business operations.

     (k) Changed Circumstances. Borrower shall promptly notify Bank of any change in any material fact or circumstance represented or warranted by Borrower herein and in any other documents furnished to Bank in connection with this Agreement.

     (i) Bank's Costs. Borrower shall pay or reimburse Bank for all costs and expenses (including but not limited to reasonable attorneys' fees) incurred by Bank in connection with the preparation, review, modification and enforcement of the Loan Documents and the administration and collection of the Loans.

     (m) Bank Fees. (i) As compensation for the expenses of underwriting and evaluating the Loan, Borrower shall pay to Bank on the date hereof an origination fee of $100,000.00. Such fee shall be in addition to the interest and any and all other amounts which Borrower is required to pay under the Loan Documents including but not limited to the fees described in the following
Section 3(m)(ii); (ii) Commencing on the LAST day of MARCH, 2007 and continuing on the LAST day of each succeeding FISCAL QUARTER thereafter to and including the LAST day of the FISCAL QUARTER immediately preceding the Maturity Date of the Revolving Loan, Borrower shall pay to Bank a fee EQUAL to 25 BASIS POINTS PER ANNUM (0.25% /annum) MULTIPLIED BY (the Revolving Loan Commitment MINUS the average daily outstanding principal balance of the Revolving Loan for the preceding fiscal quarter).

     (n) Maintenance of Existence. Borrower shall not make or permit any substantial change in, or cease in whole or in part, its present business, or engage in any other material way in activities apart from its present business.

     (o) Fixed Coverage Charge Ratio. BORROWER SHALL MAINTAIN A FIXED CHARGE COVERAGE RATIO OF 1.50 TO 1OR GREATER CALCULATED AS FOLLOWS: EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") MINUS DIVIDENDS AND MINUS CASH TAXES MINUS

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CAPITAL EXPENDITURES NOT FUNDED THROUGH THE LOANS DIVIDED BY INTEREST EXPENSE
AND REQUIRED PRINCIPAL PAYMENTS ON THE LOANS. THIS RATIO WILL BE MEASURED ON A ROLLING FOUR QUARTER BASIS AT EACH APPLICABLE FISCAL QUARTER END FOLLOWING THE DATE HEREOF AND SHALL BE BASED ON THE CONSOLIDATED FINANCIAL RESULTS OF BORROWER AND GUARANTOR. FURTHER, EBITDA WILL BE ADJUSTED FOR ANY NON-CASH EXPENSES/INCOME FOR THIS COVENANT CALCULATION.

     (p) Maximum Total Funded Debt to EBITDA Ratio. BORROWER'S RATIO OF MAXIMUM TOTAL FUNDED DEBT TO EBITDA (I) THROUGH MAY 31, 2007 SHALL NOT EXCEED 3.25X; AND
(II) FROM JUNE 1, 2007 THROUGH NOVEMBER 30,2007 SHALL NOT EXCEED 3.00X; AND
(III) FROM DECEMBER 1, 2007 THROUGH MAY 31, 2008 SHALL NOT EXCEED 2.50X; AND
(IV) THEREAFTER SHALL NOT EXCEED 2.00X. THIS RATIO WILL BE MEASURED ON A ROLLING FOUR QUARTER BASIS AT EACH APPLICABLE FISCAL QUARTER END FOLLOWING THE DATE HEREOF AND SHALL BE BASED ON THE CONSOLIDATED FINANCIAL RESULTS OF BORROWER AND GUARANTOR. FURTHER, EBITDA WILL BE ADJUSTED FOR ANY NON-CASH EXPENSES/INCOME FOR THIS COVENANT CALCULATION.

     (r) Mergers and Acquisitions. NEITHER BORROWER NOR GUARANTOR MAY ENTER INTO A MERGER OR ACQUISITION TRANSACTION IN EXCESS OF $500,000.00 WITHOUT THE PRIOR WRITTEN CONSENT OF BANK. THIS SECTION SHALL ALSO APPLY TO ALL OTHER SUBSIDIARY MERGERS, ACQUISITIONS OR FORMATIONS BY BORROWER DURING THE TERMS OF THE LOANS.

     (s) Accounts. Borrower and Guarantor will maintain all of their Bank accounts with Bank during the term of the Loans.

     (T) HEDGING CONTRACTS. WITHIN SIXTY DAYS (60) OF THE DATE OF THIS AGREEMENT BORROWER SHALL ENTER INTO AN AGREEMENT ("HEDGING CONTRACT") WITH BANK DESIGNED TO PROTECT BORROWER AGAINST FLUCTUATIONS IN INTEREST RATES ASSOCIATED WITH THE TERM LOAN. THE LIABILITIES OF BORROWER UNDER A HEDGING CONTRACT SHALL BE KNOWN AS "HEDGING OBLIGATIONS."

THE HEDGING CONTRACT DELIVERED TO BANK WITHIN SIXTY (60) DAYS OF THE DATE OF THIS AGREEMENT SHALL HAVE A MINIMUM TERM OF TWO (2) YEARS AND SHALL BE FOR AMOUNT EQUAL TO OR GREATER THAN TWENTY FIVE PERCENT (25%) OF THE PRINCIPAL BALANCE OF THE TERM LOAN. BORROWER ACKNOWLEDGES THAT ADDITIONAL OBLIGATIONS MAYBE ASSOCIATED WITH PREPAYMENT, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF ANY APPLICABLE HEDGING CONTRACT. FURTHER, BORROWER AGREES TO REIMBURSE BANK FOR ANY INCREASE IN ANY COST TO BANK, OR REDUCTION IN THE AMOUNT OF ANY SUM RECEIVABLE BY BANK, IN RESPECT, WHEREAS A RESULT OF ANY COSTS ASSOCIATED WITH MARKING TO MARKET ANY HEDGING OBLIGATIONS THAT (IN THE REASONABLE DETERMINATION OF BANK) ARE REQUIRED TO BE TERMINATED AS A RESULT OF ANY CONVERSION, REPAYMENT OR PREPAYMENT OF THE HEDGING OBLIGATIONS.

     4. Conditions Precedent. The obligation of Bank to make the Loans to Borrower is subject to the satisfaction of the following conditions precedent:

     (a) Leases. Borrower shall have furnished to Bank a copy of its lease with PARAMUS WOODBROOK VENTURES LLC FOR 299 MARKET STREET, SADDLE BROOK, NJ 07663.

     (b) Representations and Warranties. Each and all of the representations and warranties set forth in paragraph 2 hereof shall be true and correct in all material respects AS EVIDENCED BY CLOSING CERTIFICATES.

     (c) Fees, Charges and Premiums. Borrower shall have paid for all premiums on insurance policies and bonds, all recording and conveyancing costs assessed against Borrower (including, without limitation, title insurance premiums), and the legal fees and disbursements of Bank's counsel in connection with the Loans.

     (d) Delivery of Loan Documents. The Loan Documents shall have been duly executed and delivered to Bank and, where applicable, shall have been recorded or filed in the appropriate public office.

     (e) Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower and Guarantor to Bank:

          (i) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

          (ii) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

          (iii)[THIS SECTION HAS BEEN INTENTIONALLY DELETED]

          (iv) Property, Liability and Other Insurance. Evidence of such insurance as Bank may reasonably require, covering any loss, damage or defect to the Collateral or to persons or other property, including but not limited to:

               (A) A certificate to the effect that Borrower has procured insurance policies protecting Borrower against any liability for loss or damage to the Collateral; and

               (B) A certificate evidencing a policy of all risk insurance (with a standard mortgagee clause in favor of Bank), in an amount and with a company satisfactory to Bank.

          (v) [THIS SECTION HAS BEEN INTENTIONALLY DELETED]

          (vi) Opinion of Counsel. A written opinion of Borrower's counsel acceptable to Bank, which shall be satisfactory in form and substance to Bank, including among other things,

               (A) with respect to the matters set forth in paragraphs 2(a),
(b), (c), (d) and (e) of this Agreement, and

               (B) to the effect that the Loans are not usurious.

          (vii) Corporate Documents. Certified resolutions, incumbency certificate, Articles of Incorporation, By-laws, etc.

     (f) Due Diligence. Bank's due diligence process has come to a satisfactory completion.

     (g) Financial Projections. Bank has received and has completed a satisfactory review of


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three year financial projections for Borrower including quarterly EBITDA and debt levels, and all assumptions thereof.

     (h) Financial Condition. There has been no material adverse change in the financial condition of Borrower or the Guarantor as determined by Bank in its reasonable sole discretion.

     5. Maximum Rate of Interest on Loans. Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Loans, the effective rate of interest on either Loan shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. Borrower hereby agrees to give Bank written notice in the event that Borrower has actual knowledge that an interest payment made to Bank with respect to a Loan will cause the total interest payments collected in any one year to be usurious under applicable law, provided, however, that the failure of Borrower to give such notice does not constitute a default hereunder nor shall it be construed as a waiver or consent by Borrower to Bank to charge or to collect interest in excess of the maximum effective rate of interest permitted by applicable law or regulation. Bank hereby agrees not to collect knowingly any interest from Borrower in the form of fees or otherwise which will render a Loan usurious. In the event that such interest would be usurious in Bank's opinion, Bank reserves the right to reduce the interest payable by Borrower. This provision shall survive Closing hereunder and the repayment of the Loans.

     6. Limitation of Bank's Liability. The rights and benefits of this Agreement shall not inure to the benefit of any third party, except as provided in paragraph 9(e) hereof. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by Borrower or Bank or their respective affiliates, agents or employees, neither this Agreement nor any such Loan Documents shall be construed as creating


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any rights, claims or causes of action against Bank in favor of any other person or entity other than Borrower.

     7. Indemnity. Borrower, for itself and all those claiming under or through it, agrees to protect, indemnify, defend and hold harmless Bank, its directors, officers and employees, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement or in connection herewith, except on account of the gross negligence or willful misconduct of Bank. This obligation specifically shall survive the repayment of the Loans.

     8. Defaults.

     (a) Events of Default. The occurrence of any one or more of the following events shall, at the sole option of Bank, constitute an Event of Default hereunder:

     (i) Borrower shall fail to make any payment of principal, interest, costs and/or fees due to Bank under any Note or under any of the other Loan Documents within ten (10) days after written notice from Bank of such failure to make such payment, whether at maturity or by acceleration or otherwise; or

     (ii) Except as otherwise specifically provided for in this Agreement, Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any of the other Loan Documents within thirty (30) days after written notice from Bank of such non-compliance; or

     (iii) Any representation or warranty of title by Borrower under this Agreement or under any of the other Loan Documents shall be untrue in any material respect when made or shall become untrue in any material respect during the term of any Loan; or

     (iv) Any Event of Default shall occur under any of the other Loan Documents and shall


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continue beyond the expiration of any applicable notice and grace periods set forth therein; or

     (v) There shall be a material adverse change in the financial condition of Borrower or the Guarantor as determined by Bank in its reasonable sole discretion; or

     (vi) Borrower or the Guarantor, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower or the Guarantor, as the case may be, for the purpose of effecting any of the foregoing; or

     (vii) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or the Guarantor, as the case may be, or all or a substantial part of the assets of Borrower, any general partner of Borrower, or the Guarantor, as the case may be, or appointing a receiver, sequestrator, trustee or liquidator of Borrower or the Guarantor, as the case may be, or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days; or

     (viii) The Collateral shall be materially injured or destroyed by fire or other casualty for which the cost of restoration is not fully insured and if not fully insured, Borrower has failed to deposit with Bank the difference between the insurance proceeds received and the cost of restoration and replacement with Bank in accordance with the terms of the Security Agreement; or


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

     (ix) The liquidation, or transfer or disposition (by operation of law or otherwise) for less than adequate consideration of a substantial portion of the assets, of Borrower or any Guarantor; or

     (x) Without the prior written express consent of Bank, the direct or indirect transfer of any ownership interest in Borrower or Guarantor, or of a substantial part of the assets of Borrower or Guarantor.

     (b) Acceleration and Remedies. Upon the occurrence of an Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity, Bank may exercise any or all of the following rights and remedies as it may deem necessary or appropriate:

     (i) declare the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full; and/or

     (ii) set off all property of Borrower now or hereafter at any time in its possession in any capacity whatsoever including but not limited to, any balance or share of any deposit: trust or agency account, as to all of which property Borrower hereby grants Bank a lien and security interest.

     (iii) Should an event described in section 8(a)(vi) or 8(a)(vii) of this Loan Agreement occur, then Bank is entitled to preconfirmation and postconfirmation interest, at the Default Rate (as hereinafter defined), on the arrearages and other charges due on the Loans. Said interest on the arrearages and other charges due on the Loans will be considered an element of an allowed secured claim provided for by any bankruptcy plan.

     (c) Remedies Cumulative, etc.

     (i) No right or remedy conferred upon or reserved to Bank under any of the Loan Documents, or with respect to any guaranty of payment of the Loans or of performance of any of Borrower's obligations under any of the Loan Documents or any Collateral securing the payment of the Loans under any of the Loan Documents, now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Bank shall be separate distinct and cumulative any none shall be giving effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of Borrower thereunder. Nothing herein, however, shall be construed to prevent Bank from waiving any condition, obligation or default it should so elect. In the event of such election by Bank, any waiver, in order to be effective, must be in writing and signed by Bank, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of Bank with respect thereto.

     (ii) The recovery of any judgment by Bank and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any


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

Collateral, or any rights, remedies or powers of Bank under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of Bank shall continue unimpaired as before. Further, the entry of any judgment by Bank shall not affect in any way the interest rate payable under any of the Loan Documents on any amounts due to Bank, but interest shall continue to accrue on such amounts at the Default Rate.

     (iii) Borrower hereby waives presentment, demand, notice of nonpayment protest notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loans. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. Borrower further waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Bank under the terms of any of the Loan Documents or with respect to any Collateral.

     (iv) Borrower agrees that Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended supplemented or modified by Bank and the other signatory parties and that Bank may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Bank, or of any Event of Default, or of any liability or obligation of Borrower, under any of the Loan Documents.

     (d) Default Rate. Following the occurrence of any Event of Default and continuing either until such Event of Default is cured or until the principal sum there outstanding under the Notes and all other sums payable under the Loan Documents are paid in full, the principal sum outstanding under the Notes shall bear interest at the "Default Rate" (as defined in the Notes), and shall be secured by the Loan Documents and all other Collateral.

     (e) Costs and Expenses. Following the occurrence of any Event of Default, Borrower shall pay upon demand all costs and expenses (including all reasonable amounts paid to attorneys, accountants, real estate brokers and other advisors employed by Bank), incurred by Bank in the exercise of any of its rights, remedies or powers under any of the Loan Documents or with respect to any Collateral with respect to such Event of Default and any amount thereof not paid promptly following demand therefor together with interest thereon at the Default Rate from the date of such demand, shall become part of any Loan and shall be secured by the Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed under such Loan Document, as well as all costs, disbursements and allowances provided by law, the payment of which sums shall be secured by the Collateral.

     9. Miscellaneous

     (a) Time of the Essence. All dates and times for the performance of Borrower's obligations set forth herein shall be deemed to be of the essence of this Agreement.

     (b) Broker's and Finder's Fees. Borrower represents and warrants that it has not dealt with or through any broker or other intermediary in connection with the Loans and agrees to indemnify, defend and hold Bank harmless from and against any loss, liability or damage (including attorneys' fees and expenses) arising from any claim for a brokerage fee or finder's fee in connection with the Loans.

     (c) Severability. In the event that for any reason one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Successors and Assigns. This Agreement inures to the benefit of and binds the parties hereto and their respective successors and assigns, and the words "Borrower" and "Bank" where ever occurring herein shall be deemed to include such respective successors and assigns. However, Borrower shall not voluntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement or convey the Collateral or any part thereof, without the prior written approval of Bank, except as otherwise expressly permitted in this Agreement. Bank may assign or otherwise transfer the Loans and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Bank herein or otherwise. Bank shall have the right to sell participations in the Loans to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued or to be issued by Bank, and any prospective or actual purchaser of any participation or other interest in the Loans or any other loans made by Bank to Borrower, any financial or other information, data or material in Bank's possession relating to Borrower, the Loans or the Collateral.

     (e) Notices. All notices required or desired to be given to either of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below.

Borrower:   PEOPLES EDUCATIONAL HOLDINGS, INC.
            299 MARKET STREET,
            SADDLE BROOK, NJ 07663

With a
copy to:    ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
            2800 LASALLE PLAZA
            800 LASALLE AVENUE
            MINNEAPOLIS, MN 55402

Bank:       SOVEREIGN BANK
            1500 MARKET STREET
            PHILADELPHIA, PA 19102

with a
copy to:    LAW OFFICES OF MCGILL & LANOCE
            6064 RIDGE AVENUE
            PHILADELPHIA, PENNSYLVANIA 19128
            ATTENTION: FRANCIS E. MCGILL, III, ESQUIRE

Such notice shall be deemed to be given when received if delivered personally or two (2) days after the date mailed if sent by certified or registered mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     (g) Definitions; Number and Gender. In the event Borrower consists of more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several, and the word "Borrower" shall mean all or some or any of them. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

     (h) Captions. The captions or headings of the paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (j) Complete Agreement. This Agreement shall only be amended or modified only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought.

     (k) Waiver of Jury Trial; Consent to Jurisdiction and Venue; Consent to Service of Process. BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER BANK NOR ANY PERSON ACTING ON BEHALF THEREOF HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR

NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY BORROWER'S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT AS BANK MAY SELECT, FOR ANY PROCEEDING IN CONNECTION HEREWITH. BORROWER AND HEREBY WAIVES OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN PHILADELPHIA COUNTY, PENNSYLVANIA OR THE COUNTY OF BERGEN, NEW JERSEY OR IN ANY FEDERAL DISTRICT COURT IN PENNSYLVANIA, NEW JERSEY OR DELAWARE. THE FOREGOING SHALL BE DEEMED INDEPENDENT

COVENANTS.

     IN WITNESS WHEREOF, Borrower and Bank has executed this Agreement on the date first above set forth.

WITNESS:                                PEOPLES EDUCATIONAL HOLDINGS, INC.


                                        BY: /S/ BRIAN T. BECKWITH
-------------------------------------       ------------------------------------
                                            BRIAN T. BECKWITH
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER


                                        SOVEREIGN BANK


                                        BY: /S/ KIMBERLY A. TAVARES
                                            ------------------------------------
                                            KIMBERLY A. TAVARES
                                            VICE PRESIDENT


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